BARNETT                                      BARNETT BANKS, INC.
 BANK


                                        Special Assets Division
                                        100 North Laura Street
                                        Post Office Box 40789
                                        Jacksonville, FL 32202


August 8, 1996

Mako Marine International, Inc.
7308 Pine Forest Circle
Lake Worth, Florida  33767

Dear Sir:

     Reference is made to (a) a certain Security Agreement dated June 30, 1994, as amended, between us (the "Security Agreement"), and (b) the stock purchase warrant of that date, as amended, issued by you to the Bank ("Warrant").

     1. Section 2.3 of the Security Agreement is amended by deleting the phrase "for a period of two (2) years from the Escrow Closing Date" and inserting the following in lieu thereof:

          "for the period through and including August 31, 1997".

     2. Paragraph B., "Expiration", of the Warrant is amended by providing that, in not event shall the Warrant expire before the later of (a) August 31, 1997, or (b) the date six months after the Company has fully satisfied its loan obligations to the Bank as set forth in the Promissory Note of June 30, 1994.

     3. Notwithstanding the foregoing, all of the other terms and conditions of the Security Agreement and Warrant shall remain in full force and effect.








































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Mako Marine International, Inc.
August 8, 1996
Page 2




     IN WITNESS WHEREOF, this Amendment has been executed by Secured Party and Borrower as of the date set forth above.

                              SECURED PARTY:

                              BARNETT BANK, N.A., a national banking
                              association, formerly known as Barnett Bank of Jacksonville, successor by merger to Barnett Bank of South Florida, N.A.

                         BY: BARNETT BANKS, INC., attorney in fact for Barnett Bank, N.A. pursuant to that certain Power of Attorney dated as of March 1, 1992.

                                   Robert J. Gummig, Jr.
                              By: _____________________________
                              Print Name: Robert J. Gummig, Jr.
                              Title: Special Assets Officer


                              BORROWER:
                              ---------

                              MAKO MARINE INTERNATIONAL, INC.

                                        Douglas W. Baena
                              By: _____________________________
                              Print Name: Douglas W. Baena
                              Title:      CEO/President